Exhibit 32.2

Integrated Business Systems and Services, Inc.

Chief Financial Officer Certification Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report on Form 10-KSB of Integrated Business Systems and Services, Inc. (the “Company”) for the twelve-month period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael P. Bernard, Chief Financial Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2005	By:	/s/ Michael P. Bernard

Michael P. Bernard
Chief Financial Officer